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                                                                     EXHIBIT 6.2


                             ACQUISITION AGREEMENT

     AGREEMENT (the "Agreement") dated May _, 1999, by, between and among GOLF BALL WORLD, INC., a company incorporated under the laws of the State of Florida (hereinafter referred to as "GOLF"); QORUS.COM, INC., a company incorporated under the laws of the state of Delaware (hereinafter referred to as "QORUS"); and the persons listed on Exhibit "A" attached hereto and made a part hereof, being all of QORUS's stockholders now and as of the closing date of this Agreement (hereinafter referred to as the "STOCKHOLDERS"):

     WHEREAS, the STOCKHOLDERS own a total of 1,000 shares of common stock, $.01 par value, of QORUS, said shares being one hundred (100%) percent of the issued and outstanding common stock of QORUS; and

     WHEREAS, the STOCKHOLDERS desire to sell and GOLF desires to purchase one hundred (100%) percent of such shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale. The STOCKHOLDERS hereby agree to sell, transfer, assign and convey to GOLF and GOLF hereby agrees to purchase and acquire from the STOCKHOLDERS, one hundred (100%) percent of all of QORUS's issued and outstanding common stock (the "QORUS Common Shares"), in a reorganization pursuant to Section 368 (a)(1)(B) of the Internal Revenue Code.

     2. Purchase Price. The aggregate purchase price to be paid by GOLF for the QORUS Common Shares shall be 8,400,000 (post-reverse split) shares of GOLF $.001 par value voting common stock, (the "GOLF Common Shares"). The GOLF Common Shares will be issued to the individual STOCKHOLDERS in accordance with Exhibit "A-1", which is attached hereto. No fractional shares of GOLF Common Stock will be issued; in lieu thereof, the number of shares of GOLF Common Stock to be issued to each Seller will be rounded up to the next whole share. Each of the STOCKHOLDERS hereby agrees to the terms of this Agreement.

     3. Warranties and Representations of QORUS and STOCKHOLDERS. In order to induce GOLF to enter into this Agreement and to complete the transaction contemplated hereby, QORUS and STOCKHOLDERS warrant and represent to GOLF as of the date hereof and as of the Closing that:

         (a) Organization and Standing. QORUS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of QORUS's Certificate of


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Incorporation, amendments thereto and all current By-laws of QORUS. No changes thereto will be made in any of the Exhibit "B" documents before the Closing.

         (b) Capitalization. As of the date hereof, QORUS's entire authorized equity capital consists of 10,000,000 shares of Common Stock $.01 par value, of which 1,000 shares of Common Stock are issued and outstanding. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which QORUS or the STOCKHOLDERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. All of such Colony Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable securities laws. The 10,000,000 issued and outstanding QORUS Common Shares constitute one hundred (100%) percent of the equity capital of QORUS, which includes, inter alia, one hundred (100%) percent of QORUS's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

         (c) Ownership of QORUS Shares. As of the date hereof, the STOCKHOLDERS are the sole owners of the QORUS Common Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the QORUS Common Shares have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By the transfer of the QORUS Common Shares to GOLF pursuant to this Agreement, GOLF will thereby acquire good and marketable title to 100% of the capital stock of QORUS, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the QORUS Common Shares will not have been registered under the '33 Act, or any applicable State Securities laws.

         (d) Taxes. QORUS has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a Material Adverse Effect on QORUS. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which QORUS is subject and STOCKHOLDERS have delivered true and complete copies of all such tax returns to GOLF.

         (e) Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting QORUS, or against QORUS's Officers or Directors or the STOCKHOLDERS that arise out of their operation of QORUS, except as described in Exhibit "C" attached hereto. QORUS is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products and/or services, the '33 Act, the Securities Exchange Act of 1934 (the "'34 Act") as amended, the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the securities laws

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and regulations of any state. Neither QORUS nor STOCKHOLDERS are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

         (f) Governmental Regulation. No approval of any trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

         (g) Ownership of Assets. Except as set forth in Exhibit "E", QORUS has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by QORUS as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has QORUS disposed of any such asset since the date of the most recent balance sheet described in Section 3(o) of this Agreement.

         (h) No Interest in Suppliers, Customers, Landlords or Competitors. Neither the STOCKHOLDERS nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of QORUS.

         (i) No Debt Owed by QORUS to STOCKHOLDERS. Except as set forth in Exhibit "F", QORUS does not owe any money, securities, or property to either the STOCKHOLDERS or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

         (j) Corporate Records. All of QORUS's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of QORUS are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by QORUS, with respect to the business and operations of QORUS, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

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         (k) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to GOLF in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

         (1) Validity of the Agreement. All corporate and other proceedings required to be taken by the STOCKHOLDERS and by QORUS in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the STOCKHOLDERS and by QORUS, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, QORUS's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which QORUS or the STOCKHOLDERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by QORUS can continue to be so conducted after completion of the transaction contemplated hereby, with QORUS as a wholly-owned subsidiary of GOLF.

         (m) Enforceability of the Agreement. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by GOLF according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, GOLF will have acquired title in and to the QORUS Common Shares free and clear of all claims, liens and encumbrances.

         (n) Access to Books and Records. GOLF will have full and free access to QORUS's books during the course of this transaction prior to and at the Closing, during regular business hours.

         (o) QORUS Financial Statements. Attached hereto as Exhibit "G-1" are recent unaudited financial statements of QORUS. Within 60 days after the Closing, QORUS's audited financial statements will be provided to GOLF, and will be annexed hereto as Exhibit "G-2"; the QORUS financial statements will accurately describe QORUS's financial position as of the date thereof, QORUS's financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934) and will present fairly in all material respects the financial condition of QORUS as of the dates thereof and will have been audited by independent certified public accountants with substantial SEC experience.

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         (p) QORUS's Corporate Summary. QORUS's Corporate Summary, prepared in
March, 1999 (attached hereto as Exhibit "L") accurately describes QORUS's business, assets, proposed operations and management as of the date thereof; since the date of the Corporate Summary, there has been no material adverse change in the Business Plan and no material adverse change in QORUS of any kind or nature whatsoever.

         (q) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement.

         (r) Compliance with Laws. QORUS represents and warrants that is has complied with, and is not in violation of any applicable federal, state, or local statutes, laws or regulations as respects the ownership of its property or the operation of its business.

         (s) Compliance with Laws; Environmental or other Related Matters. QORUS's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. QORUS is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any Governmental Order applicable to QORUS or by which any of its properties is subject, bound or affected. There is no Governmental Order outstanding against QORUS (nor, to the best knowledge of QORUS, threatened to be issued) that will or would have a Material Adverse Effect. Except as disclosed herein, QORUS currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of Governmental Authorities, whether Federal, state, local or foreign (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the Business, and all of the Permits are now and at the Closing will be in full force and effect.

     4. Warranties and Representations of GOLF. In order to induce the STOCKHOLDERS and QORUS to enter into this Agreement and to complete the transaction contemplated hereby, GOLF warrants and represents to QORUS and STOCKHOLDERS that:

         (a) Organization and Standing. GOLF is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

         (b) Capitalization. GOLF's entire authorized equity capital consists of 24,000,000 shares of voting common stock, $.0001 par value and 5,000,000 shares of Preferred Stock, $.0001 par value. There are no shares of Preferred Stock issued and outstanding. As of the Closing, after giving effect to (a) the proposed one-for-three reverse split of GOLF's 6,633,000 currently outstanding shares; (b) the issuance of 8,400,000 restricted post-reverse split shares to QORUS'S shareholders; (c) the cancellation and return to GOLF's treasury of 258,093

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pre-reverse split GOLF shares by Robert E. Hensberry; and (d) the amendment to
GOLF's authorized capital stock to authorize the issuance of 5,000,000 shares of Preferred Stock $.01 par value and 50,000,000 shares of Common Stock, $.001 par value, GOLF will have 50,000,000 shares of Common Stock, $.001 par value authorized and 10,525,002 shares of voting common stock, $.001 par value issued and outstanding and 5,000,000 shares of $.01 par value Preferred Stock authorized, none which will be issued and outstanding. Upon issuance, all of the GOLF Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of GOLF's equity securities are set forth on the Certificate of Incorporation, as amended and GOLF's By-laws (Exhibit "H" hereto). There are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which GOLF is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security. The By-laws of GOLF provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of GOLF. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of GOLF. Accordingly, as of the Closing the 8,400,000 restricted shares being issued to and acquired by the STOCKHOLDERS will constitute 79.81% of the 10,525,002 shares of GOLF which will then be issued and outstanding, which includes, inter alia, that same percentage of GOLF's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

         (c) Ownership of Shares. By GOLF's issuance of the GOLF Common Shares to the STOCKHOLDERS pursuant to this Agreement, the STOCKHOLDERS will thereby acquire good and marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such GOLF shares will not have been registered under the '33 Act.

         (d) Significant Agreements. GOLF is not and will not at Closing be bound by any of the following other than where already disclosed in any other exhibit, unless specifically listed in Exhibit "I" hereto:

             (i)   Employment, advisory or consulting contract;

             (ii)  Plan providing for employee benefits of any nature;

             (iii) Lease with respect to any property or equipment;

             (iv) Contract or commitment for any future expenditure in excess of $1,000;

             (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

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             (vi)  Contract, agreement, understanding, commitment or
                   arrangement, other than in the normal course of business, not fully disclosed or set forth in this Agreement;

             (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

         (e) Taxes. GOLF has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns such that a failure to file, pay or accrue will not have a Material Adverse Effect on GOLF. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which GOLF is subject and GOLF will deliver to QORUS true and complete copies of all such tax returns through the period ended December 31, 1998.

         (f) Absence of Liabilities. At and as of the Closing Date and after giving effect to the sale of all of GOLF's assets to and the assumption of liabilities by Mr. and Mrs. Hensberry, GOLF will have no liabilities of any kind or nature, undisclosed fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which GOLF agrees to be responsible and to pay in full at or before the Closing.

         (g) No Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting GOLF, or against any of GOLF's officers or directors and arising out of their operation of GOLF that are reasonably likely to have a Material Adverse Effect on American. GOLF is not knowingly in violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the 1934 Act, as amended, the Rules and Regulations of the SEC, or the securities laws and regulations of any state. GOLF is not an investment company as defined in the Securities laws. GOLF is not required to file reports pursuant to either Section 12(g) or 15(d) of the '34 Act.

         (h) Corporate Records. All of GOLF's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to GOLF's new management at the Closing.

         (i) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to QORUS in

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connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

         (j) Validity of the Agreement. All corporate and other proceedings required to be taken by GOLF in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by GOLF, and constitutes a valid and binding obligation of GOLF except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, GOLF's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which GOLF is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

         (k) Enforceability of the Agreement. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by QORUS and the STOCKHOLDERS according to their terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights; and at the time of such execution and delivery, the STOCKHOLDERS will have acquired good, marketable title in and to the GOLF Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

         (l) Access to Books and Records. QORUS and STOCKHOLDERS will have full and free access during regular business hours and on reasonable prior notice to GOLF's books and records during the course of this transaction prior to and at the Closing.

         (m) GOLF Financial Statements. Upon signing this Agreement, GOLF will provide QORUS with three years of audited financial statements (through December 31, 1998), which will be audited in accordance with GAAP by independent certified public accountants with substantial SEC experience.

         (n) GOLF Financial Condition. After consummation of all of the transactions contemplated whereby GOLF will have no assets or liabilities of any kind or nature whatsoever.

         (o) GOLF Shareholders' List. Immediately upon signing this Agreement, GOLF will provide QORUS with a current shareholders' list, for GOLF's approval. GOLF has at least 56 shareholders of record.

         (p) Trading Status. GOLF's common stock is now and as of the Closing will be publicly traded on the OTC Bulletin Board, with the symbol GBLL.

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         (q) Directors' Approval. Promptly upon the signing of this Agreement,
GOLF'S Board of Directors, by meeting or consent, will authorize the matters described in section 7(b)(i) herein.

     5. Term. All representations, warranties, covenants and agreements made by any party herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto.

     6. The GOLF Shares and QORUS Shares. All of the GOLF and the QORUS Common Shares shall be validly issued, fully-paid and non-assessable shares of GOLF and QORUS Common Stock respectively, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

     7. Conditions Precedent to Closing. (a) The obligations of QORUS and STOCKHOLDERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

         (i) That GOLF's representations and warranties contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time;

         (ii) That GOLF in all material respects shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing;

         (iii) That GOLF's directors, by proper and sufficient vote taken either by consent of directors or at a meeting duly and properly called and held, shall have properly approved all of the matters described in Section 7(b)(i) herein;

         (iv) That GOLF shall have filed the notice of the reverse split required by Rule l0b-17 under the '34 Act, and shall have prepared a notice to be sent to its stockholders describing the transactions contemplated herein;

         (v) That Robert E. Hensberry shall have returned to GOLF's treasury 258,093 pre-reverse split shares and shall have signed agreements stating that neither shall publicly sell any of his shares for 90 days after the Closing; and thereafter they will not sell collectively in any calendar month, more than 20,000 shares without QORUS's prior written consent;

         (vi) That GOLF will have sold for $100 all of its existing assets and business, subject to all of its liabilities to Mr. and Mrs. Hensberry; and

         (vii) That GOLF's common stock will be listed for trading on the OTC Bulletin Board (Symbol: GBLL).

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


     (b) The obligations of GOLF under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

            (i) That GOLF's Shareholders and Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of GOLF's outstanding Common Stock; approved the change of the authorized Preferred Stock and Common Stock to 5,000,000 ($.01 par value) and 50,000,000 shares, (par value $.001) respectively; approved the resignation of all of GOLF's current directors and the election of up to 5 designees of QORUS to serve as directors in place of GOLF's current directors; approved the sale of all of GOLF's assets subject to all of its liabilities, in accordance with Section 7(a)(vi) herein; approved a change of GOLF's corporate name to "QORUS.COM, INC." and will have approved such other changes as are consistent with this Agreement and approved by QORUS for submission to GOLF stockholders;

            (ii) That QORUS's and STOCKHOLDERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and that there shall have been no Material Adverse Effect with respect to QORUS; and American shall have received a certificate of QORUS and STOCKHOLDERS to such an effect signed by a duly authorized officer of QORUS and by each of the STOCKHOLDERS; and

            (iii) That QORUS and STOCKHOLDERS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing Date and GOLF shall have received a Certificate of QORUS and STOCKHOLDERS to such effect signed by or duly authorized officer of QORUS and by each of the STOCKHOLDERS; and

            (iv) That QORUS's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J".

     8. Termination. This Agreement may be terminated at any time before or at Closing, by:

            (a) The mutual agreement of the parties;

            (b) Any party if:

                (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished.

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


          (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

     9. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     11. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the latter of the STOCKHOLDERS approving this Agreement or the shareholders of GOLF approving this Agreement and the matters referred to in
Section 7(b)(i), or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

     12. No Third Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

     13. Assignment; Binding Effect. This Agreement, including both its obligations and benefits, shall redound to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     14. Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement (except with respect to the STOCKHOLDERS) was not made nor intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any incorporator, stockholder, director, officer, partner, employee or agent, past present or future, or any of them and any recourse on account of any such representations, warranties, covenants, undertakings or agreements made in this Agreement, whether in common law, in equity, by statute or otherwise, against any of them (except with respect to the STOCKHOLDERS) is hereby forever waived and released.

     15. Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business results of operations, prospects or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and its Subsidiaries, taken as a whole.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     17. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                                   GOLF BALL WORLD, INC.

                                   --------------------------------------------


                                   QORUS.COM, INC.

                              By:   /s/ PATRICK J. HAYNES, III
                                   --------------------------------------------
                                    Chairman
                                   --------------------------------------------

                              STOCKHOLDERS:

                                   (See attached schedule)
                                   -----------------------

                                   -----------------------

                                   -----------------------

                                   -----------------------


                                     - 12-